Exhibit 4

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheets of Development Bank of Japan and its subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and its subsidiaries as of March 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying consolidated financial statements.

/s/ CHUOAOYAMA PRICEWATERHOUSECOOPERS

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 24, 2005

Please note that the original of this report has been separately kept by the bank.

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Assets
Cash and Due from banks	¥20,556	¥19,305	$191,420
Reverse Repurchase Agreements	107,999	77,166	1,005,672
Money Held in Trust (Note 26)	4,136	4,893	38,521
Securities (Notes 4, 13 and 26)	394,840	426,971	3,676,695
Loans (Note 5)	13,860,747	14,785,724	129,069,259
Other Assets (Note 6)	245,399	304,750	2,285,124
Premises and Equipment (Note 7)	37,638	38,081	350,485
Deferred Charges on Bonds and Notes	2,594	2,249	24,159
Customers’ Liabilities for Acceptances and Guarantees	98,757	76,812	919,611
Allowance for Loan Losses (Note 8)	(280,284)	(395,881)	(2,609,967)
Allowance for Investment Losses	(20,767)	(13,903)	(193,381)

Total Assets	¥14,471,618	¥15,326,171	$134,757,598

	Millions of yen		Thousands of U.S. dollars
	2005	2004	2005
Liabilities, Minority Interests and Equity
Liabilities
Bonds and Notes (Note 9)	¥1,994,801	¥1,780,606	$18,575,297
Borrowings (Note 10)	10,214,800	11,403,450	95,118,726
Other Liabilities (Note 11)	249,472	277,824	2,323,056
Allowance for Bonus Payments	1,651	1,659	15,378
Allowance for Employee Retirement Benefits (Note 21)	32,218	32,172	300,014
Acceptances and Guarantees (Note 12)	98,757	76,812	919,611

Total Liabilities	12,591,701	13,572,524	117,252,082

Minority Interests	4,498	—	41,886

Equity
Capital	1,215,461	1,194,286	11,318,195
Retained Earnings	653,043	540,403	6,081,043
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes (Note 26)	6,915	18,956	64,392

Total Equity	1,875,419	1,753,646	17,463,630

Total Liabilities, Minority Interests and Equity	¥14,471,618	¥15,326,171	$134,757,598

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2005	2004	2005
Revenues
Interest Income	¥426,271	¥485,098	$3,969,380
Interest on Loans	424,615	483,195	3,953,959
Interest and Dividends on Securities	1,648	1,890	15,353
Interest on Reverse Repurchase Agreements	5	12	48
Interest on Due from banks	2	0	19
Other Interest Income	0	0	1
Fees and Commissions (Note 15)	2,211	2,757	20,594
Other Operating Income (Note 16)	16	—	156
Other Ordinary Income (Note 17)	57,304	38,768	533,614
Collection of Written-off Claims	1,864	2,048	17,365
Gains on Sales of Premises and Equipment	14	217	137

Total Revenues	487,684	528,890	4,541,246

Expenses
Interest Expenses	317,814	373,924	2,959,442
Interest on Bonds and Notes	31,466	31,615	293,009
Interest on Borrowings	271,583	329,073	2,528,943
Other Interest Expenses	14,765	13,235	137,490
Fees and Commissions (Note 18)	57	21	533
Other Operating Expenses (Note 18)	2,737	2,466	25,493
General and Administrative Expenses	27,140	26,765	252,726
Other Ordinary Expenses (Note 20)	26,036	11,483	242,445
Losses on Sales of Premises and Equipment	35	242	329

Total Expenses	373,821	414,903	3,480,968

Earnings before Income Taxes	113,863	113,987	1,060,278
Income Taxes	638	0	5,950
Current	638	0	5,950
Deferred	(0)	—	(0)
Minority Interests in Net Earnings	584	—	5,447

Net Earnings	¥112,639	¥113,987	$1,048,881

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2005	2004	2005
Cash Flows from Operating Activities
Earnings before Income Taxes	¥113,863	¥113,987	$1,060,278
Depreciation and Amortization	910	969	8,474
Amortization of Consolidation Differences	596	—	5,558
Change in Allowance for Loan Losses	(50,998)	(37,787)	(474,888)
Change in Allowance for Investment Losses	6,985	2,665	65,044
Change in Allowance for Bonus Payments	(8)	(115)	(76)
Change in Allowance for Employee Retirement Benefits	46	(716)	432
Interest Income-Accrual Basis	(426,271)	(485,098)	(3,969,380)
Interest Expense-Accrual Basis	317,814	373,924	2,959,442
Net Gains and Losses on Securities	(3,175)	589	(29,569)
Net Gains and Losses on Money Held in Trust	846	(147)	7,886
Net Gains and Losses on Foreign Exchanges	(1)	1	(15)
Net Gains and Losses on Sale of Premises and Equipment	20	25	192
Net Change in Loans	845,506	882,668	7,873,234
Net Change in Bonds and Notes	213,500	183,218	1,988,087
Net Change in Borrowings	(1,188,650)	(1,260,573)	(11,068,538)
Net Change in Reverse Repurchase Agreements	(30,832)	115,713	(287,106)
Interest Income-Cash Basis	424,042	474,911	3,948,622
Interest Expense-Cash Basis	(330,978)	(387,216)	(3,082,020)
Others	73,976	(36,318)	688,857

Sub-total	(32,806)	(59,299)	(305,486)
Refund of (Payments for) Income Taxes	1	(0)	17

Net Cash used in Operating Activities	(32,804)	(59,299)	(305,469)

Cash Flows from Investing Activities
Payments for Purchases of Securities	(334,168)	(60,006)	(3,111,728)
Proceeds from Redemption of Securities	353,023	90,000	3,287,299
Payments for Money Held in Trust	(5,926)	(2,946)	(55,187)
Proceeds from Money Held in Trust	5,836	—	54,346
Payments for Purchases of Premises and Equipment	(517)	(893)	(4,817)
Proceeds from Sale of Premises and Equipment	60	679	562

Net Cash provided by Investing Activities	18,307	26,834	170,475

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	21,175	12,000	197,178
Payment to National Treasury	(7,799)	—	(72,627)

Net Cash provided by Financing Activities	13,375	12,000	124,551

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1	(1)	15

Net Change in Cash and Cash Equivalents	(1,119)	(20,466)	(10,428)

Cash and Cash Equivalents at the Beginning of the Fiscal Year	19,251	39,718	179,269
Net Increase in Cash and Cash Equivalents Resulted from the newly Consolidation of Subsidiary	297	—	2,772

Cash and Cash Equivalents at the End of the Fiscal Year	¥18,429	¥19,251	$171,613

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2004	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2003	¥1,182,286	¥426,416	¥264	¥1,608,967

Net Change in Unrealized Gain on Available-for-sale Securities, Net of	—	—	18,692	18,692
Capital Contribution from the Japanese Government	12,000	—	—	12,000
Net Earnings	—	113,987	—	113,987

Balance at March 31, 2004	¥1,194,286	¥540,403	¥18,956	¥1,753,646

Appropriations: (Note 14)
Payments to National Treasury	—	—	—	—

Total	¥—	¥—	¥—	¥—

Unappropriated Retained Earnings	¥—	¥540,403	¥—	¥—

	Millions of yen
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2004	¥1,194,286	¥540,403	¥18,956	¥1,753,646

Net Change in Unrealized Gain on Available-for-sale Securities, Net of	—	—	(12,041)	(12,041)
Capital Contribution from the Japanese Government	21,175	—	—	21,175
Net Earnings	—	112,639	—	112,639

Balance at March 31, 2005	¥1,215,461	¥653,043	¥6,915	¥1,875,419

Appropriations: (Note 14)
Payments to National Treasury	—	10,636	—	—

Total	¥—	¥10,636	¥—	¥—

Unappropriated Retained Earnings	¥—	¥642,406	¥—	¥—

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2004	$11,121,017	$5,032,162	$176,524	$16,329,703

Net Change in Unrealized Gain on Available-for-sale Securities, Net of	—	—	(112,132)	(112,132)
Capital Contribution from the Japanese Government	197,178	—	—	197,178
Net Earnings	—	1,048,881	—	1,048,881

Balance at March 31, 2005	$11,318,195	$6,081,043	$64,392	$17,463,630

Appropriations: (Note 14)
Payments to National Treasury	—	99,044	—	—

Total	$—	$99,044	$—	$—

Unappropriated Retained Earnings	$—	$5,981,999	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) and its consolidated subsidiaries in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The consolidated financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥107.39=$1.00, the effective exchange rate prevailing as of March 31, 2005, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Principles of Consolidation

(a) Scope of Consolidation

The consolidated financial statements include the accounts of DBJ and its consolidated subsidiaries, DBJ Business Restructuring Investment Co., Ltd and New Business Investment Co., Ltd. New Business Investment Co., Ltd. was newly consolidated in the fiscal year ended March 31, 2005.

DBJ does not have any other subsidiaries. Tomatoh, Inc. and Shin Mutsu-Ogawara, Inc., in which DBJ has over 50% ownership interest are not considered to be subsidiaries and consequentially not consolidated because DBJ made those investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain control over their operating and financing policies.

Though DBJ has an affiliate, Technology Alliance Investment, Ltd., equity method is not applied to it, since underlying interests among its net earnings and retained earnings have no material impact on the consolidated financial statements of DBJ.

As of March 31, 2005, DBJ owns greater than 20% but less than a majority of voting stock of Nihonkai LNG Co., Ltd. and 30 other companies. These companies, however, are not considered to be affiliates because DBJ made these investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain ability to exert significant influence on their operating and financing policies.

On consolidation, significant intercompany accounts and transactions have been eliminated.

(b) Year-end Date of Consolidated Subsidiaries

Fiscal year-end of the consolidated subsidiaries is March 31.

(c) Valuation of Consolidated Subsidiaries’ Assets and Liabilities

Assets and liabilities of newly consolidated subsidiaries are valuated at fair value for consolidation.

(d) Amortization of Consolidation Differences

The differences between the fair value of net assets and the cost of the acquired subsidiary is charged to income in the year of acquisition.

3. Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consists of cash on hand and due from banks.

Time deposits with banks that is included in “Cash and Due from banks” as presented in the consolidated balance sheets are excluded from “Cash and Cash Equivalents”.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from banks” is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Cash and Due from Banks	¥20,556	¥19,305	$191,420
Time Deposits with Banks	(2,000)	—	(18,624)
Trust Money to Financial Agencies	(127)	(53)	(1,183)

Cash and Cash Equivalents	¥18,429	¥19,251	$171,613

(b) Securities

Held-to-maturity Debt Securities are stated at amortized cost on a straight-line basis, computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Investments in the limited partnerships and other similar partnerships are accounted for at net amounts of underlying interests among their net earnings based on their financial statements.

Unrealized gain and loss on Available-for-sale Securities are included in Equity, net of income taxes.

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items : Bonds and Notes, Borrowings

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(e) Premises and Equipment

(i) Depreciation

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

    Buildings:   22 years to 50 years

    Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal years beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

DBJ has not yet applied this new standard nor has determined the effect of applying it on the non-consolidated financial statements.

(f) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by Credit Risk Management Department, which is independent from the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed uncollectible, have been written-off, and totaled ¥104,845 million ($976,305 thousand) and ¥55,184 million for the year ended March 31, 2005 and 2004, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable equities.

(j) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(k) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment transfers to the lessee.

(m) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(n) Income Taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiaries are subject to income and local taxes.

Deferred income taxes are recorded for income taxes based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reserve. The assets and liabilities method is used to determine deferred income taxes.

(o) Appropriation of Retained Earnings

Consolidated Statements of Equity are presented based on the approved appropriation of Retained Earnings for the fiscal year ended March 31, 2005 and 2004, respectively.

(p) Change in Presentation on Consolidated Balance Sheets

        In the previous years, equity interests in limited liability partnerships (LLPs), and those in voluntary partnership under the Civil Code and silent partnership under the Commercial Code characteristics of which are similar to those of LLPs had been included in “Other assets”. However, from this fiscal year, these are included in “Securities” as they are defined as securities under the Securities and Exchange Law by the “Partial Revision of Securities and Exchange Law” (Law No.97 dated June 9, 2004).

As a result of this change, “Other assets” decreased by ¥50,459 million ($469,875 thousand) and “Securities” increased by the same amount compared to previous year.

4. Securities

Securities as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Japanese Government Bonds	¥152,925	¥171,488	$1,424,015
Corporate Bonds	63,215	79,320	588,653
Equities	128,239	176,012	1,194,146
Other securities	50,460	150	469,881

	¥394,840	¥426,971	$3,676,695

5. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the consolidated balance sheets as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Loans to Bankrupt Debtors	¥25,762	¥23,705	$239,901
Delinquent Loans	233,765	271,472	2,176,794
Loans Past Due Three Months or More	466	270	4,341
Restructured Loans	138,629	193,210	1,290,896

	¥398,624	¥488,658	$3,711,932

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.

	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.

	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.

	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.

	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2005 and 2004 are ¥70,556 million ($657,014 thousand), including ¥41,328 million ($384,841 thousand) being financed within one year and ¥90,985 million, including ¥49,517 million being financed within one year, respectively.

6. Other Assets

Other Assets as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Prepaid Expenses	¥95	¥54	$889
Accrued Income	59,168	67,967	550,972
Derivatives	5,565	923	51,826
Deferred Hedge Losses	171,801	183,922	1,599,795
Others	8,767	51,882	81,642

	¥245,399	¥304,750	$2,285,124

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥8,870 million ($82,598 thousand) and ¥180,672 million ($1,682,393 thousand) as of March 31, 2005, respectively. The corresponding amounts as of March 31, 2004 are ¥3,704 million and ¥187,627 million, respectively.

7. Premises and Equipment

Premises and Equipment as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Tangible Fixed Assets
Land	¥20,395	¥20,424	$189,923
Buildings	34,467	34,168	320,955
Equipment	1,997	2,018	18,600
Construction in Progress	—	141	—

	¥56,860	¥56,753	$529,478
Less- Accumulated Depreciation	(19,638)	(19,057)	(182,872)

Net Book Value	¥37,221	¥37,695	$346,606

Intangible Assets
Guarantee Deposits	¥415	¥384	$3,865
Others	17	18	164

	¥432	¥402	$4,029
Less- Accumulated Amortization	(16)	(15)	(150)

Net Book Value	¥416	¥386	$3,879

8. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
General Allowance for Loan Losses	¥149,284	¥249,415	$1,390,119
Specific Allowance for Loan Losses	130,999	146,465	1,219,848

	¥280,284	¥395,881	$2,609,967

9. Bonds and Notes

Bonds and Notes as of March 31, 2005 and 2004 are as follows:

March 31
Description of Bonds and Notes	Issue date	Currency and Amounts 2005 (In millions)	Interest rate (%)	Maturity date	Millions of yen				Thousands of U.S. dollars
					2005		2004		2005
Japanese Government-guaranteed Bonds 185-186*[1]	February 1996- November 1996	JPY20,000	2.90 ~ 3.10	February 2006- November 2006	¥20,000 [10,000	]	¥20,000		$186,237 [93,119	]
Japanese Government-guaranteed Bonds 1-9	August 2000- February 2005	JPY380,000	0.80 ~ 1.90	August 2010- February 2015	380,000		330,000		3,538,505
Japanese Government-guaranteed Foreign Bonds 63-65-67*[2]	January 1995- September 1998	JPY75,000	1.81 ~ 2.87	December 2006- September 2028	75,000		114,225 [39,225	]	698,389
Japanese Government-guaranteed Foreign Bonds 5-9*[1]	January 1995- March 1998	—	—	—	—		25,510 [25,510	]	—
Japanese Government-guaranteed Foreign Bonds 1-8	November1999- June 2004	JPY 430,000 USD750 EUR750	1.05 ~ 6.87	June 2010- June 2023	588,621		513,621		5,481,154
Japanese Government-underwritten Bonds 163-211*[1]	May1994- December 1998	JPY151,180	1.10 ~ 3.60	May 2005- December 2008	151,180 [41,770	]	237,250 [86,070	]	1,407,766 [388,956	]
FILP Agency Bonds1-18*[3]	September2001- February 2005	JPY780,000	0.40 ~ 1.83	September2006- September 2018	780,000		540,000		7,263,246

					¥1,994,801		¥1,780,606		$18,575,297

Notes:	1.

These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.

	2.	These bonds are government-guaranteed bonds issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	3.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.
	4.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

Scheduled redemptions of Bonds and Notes for each of the next five years as of March 31, 2005 are as follows:

Fiscal year ending in March 31,
2006	¥51,770	million	$482,075	thousand
2007	196,600		1,830,710
2008	183,250		1,706,397
2009	169,560		1,578,918
2010	90,000		838,067

10. Borrowings

Borrowings as of March 31, 2005 and 2004 are as follows:

	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
March 31			2005	2004	2005
Borrowings
Long-term Borrowings from Japanese Government	2.27	May 2005 – October 2024	¥10,214,800	¥11,403,450	$95,118,726

			¥10,214,800	¥11,403,450	$95,118,726

Borrowings with maturities for each of the next five years as of March 31, 2005 are as follows:

Fiscal year ending in March 31,
2006	¥1,435,258	million	$13,364,917	thousand
2007	1,411,833		13,146,783
2008	1,347,121		12,544,201
2009	1,192,443		11,103,860
2010	989,653		9,215,507

11. Other Liabilities

Other Liabilities as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Accrued Expenses	¥37,332	¥49,960	$347,639
Unearned Income	18,692	31,714	174,063
Deposits from Employees	124	153	1,161
Derivatives	181,951	187,127	1,694,308
Others	11,370	8,867	105,885

	¥249,472	¥277,824	$2,323,056

12. Acceptances and Guarantees
Acceptances and Guarantees as of March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Guarantees	¥98,757	¥76,812	$919,611

	¥98,757	¥76,812	$919,611

13. Assets Pledged as Collateral

Securities collateralized in Real Time Gross Settlement for bank deposit at Bank of Japan are ¥122,928 million ($1,144,688 thousand) as of March 31, 2005, and ¥121,693 million as of March 31, 2004.

14. Retained Earnings

A portion of net earnings of the parent company calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

15. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Commissions	¥2,211	¥2,757	$20,594

	¥2,211	¥2,757	$20,594

16. Other Operating Income Other Operating Income for the fiscal years ended March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Foreign Exchange Gains	¥4	¥—	$44
Others	12	—	112

	¥16	¥—	$156

17. Other Ordinary Income Other Ordinary Income for the fiscal years ended March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Reversal of Allowance for Loan Losses	¥50,998	¥37,787	$474,889
Gains on Sales of Equities and Other Securities	3,276	31	30,506
Gains on Money Held in Trust	110	149	1,027
Others	2,920	801	27,192

	¥57,304	¥38,768	$533,614

18. Fees and Commissions (Expenses) Fees and Commissions (Expenses) for the fiscal years ended March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Wire Transfer Service Charges	¥5	¥5	$49
Commissions	51	15	484

	¥57	¥21	$533

19. Other Operating Expenses Other Operating Expenses for the fiscal years ended March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Foreign Exchange Losses	¥—	¥1	$—
Bonds and Notes Issuance Costs	881	1,201	8,211
Losses on derivative instruments	1,536	871	14,304
Others	319	392	2,978

	¥2,737	¥2,466	$25,493

20. Other Ordinary Expenses Other Ordinary Expenses for the fiscal years ended March 31, 2005 and 2004 are as follows:
	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Provision for Investment Losses	¥7,099	¥4,075	$66,112
Write-off of Loans	14,268	3,836	132,869
Losses on Sales of Equities and Other Securities	7	16	74
Write-off of Equities	92	589	863
Losses on Money Held in Trust	957	1	8,913
Others	3,609	2,963	33,614

	¥26,036	¥11,483	$242,445

Notes:	Losses on sale of loans included in “Others” are ¥607 million ($5,654 thousand) and ¥2,070 million for the fiscal years ended March 31, 2005 and 2004, respectively.

21. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

		Millions of yen		Thousands of U.S. dollars
March 31		2005	2004	2005
Projected Benefit Obligation	(A)	¥(44,121)	¥(43,396)	$(410,854)
Fair Value of Plan Assets	(B)	11,903	11,224	110,840

Unfunded Pension Obligation	(C)=(A)+(B)	(32,218)	(32,172)	(300,014)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—

Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(32,218)	(32,172)	(300,014)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(32,218)	¥(32,172)	$(300,014)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Service Cost	¥1,506	¥1,525	$14,027
Interest Cost	865	838	8,057
Expected Return on Plan Assets	(112)	(91)	(1,045)
Amortization of Prior Service Cost	—	—	—
Amortization of Net Actuarial Gains/Losses	121	807	1,130
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥2,380	¥1,465	$22,169

(c) Principal Assumptions Used

March 31	2005	2004
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	1.0%	1.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

22. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen
	2005			2004
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥936	¥230	¥1,167	¥761	¥204	¥965
Less- Accumulated Depreciation Equivalents	(428)	(95)	(524)	(367)	(51)	(418)

Book Value Equivalents	¥508	¥134	¥642	¥393	¥153	¥547

	Thousands of U.S. dollars 2005
March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$8,725	$2,144	$10,869
Less- Accumulated Depreciation Equivalents	(3,988)	(894)	(4,882)

Book Value Equivalents	$4,737	$1,250	$5,987

Future lease payments subsequent to the end of the fiscal years for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Due in One Year or Less	¥244	¥216	$2,274
Due after One Year	415	335	3,868

	¥659	¥552	$6,142

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2005 amount to ¥315 million ($2,936 thousand), ¥273 million ($2,542 thousand) and ¥53 million ($500 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2004 are ¥239 million, ¥231 million and ¥7 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expense equivalents are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2005 and 2004.

23. Deferred Tax Assets and Liabilities

Deferred Tax Assets and Liabilities as of March 31, 2005 and 2004 consisted of the followings:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Deferred Tax Assets:
Enterprise Tax Payable	¥60	¥0	$566
Allowance for Investment Losses	105	—	982
Others	61	—	574

Sub Total	227	0	2,122
Less- Valuation Allowance	(227)	(0)	(2,122)

Total Deferred Tax Assets	0	—	0

Deferred Tax Liabilities:
Net Unrealized Gain on Available-for-sale Securities	(297)	—	(2,769)

Total Deferred Tax Liabilities	(297)	—	(2,769)

Net Deferred Tax Assets (Liabilities)	¥(297)	¥—	$(2,769)

24. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiaries are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

25. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swaps, currency swaps and credit default swaps.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps and currency swaps to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and does not hold or issue derivative financial instruments for trading purposes. Also DBJ utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debts” business within the limit of a certain definite amount of risk.

(c) Purposes of Transaction

DBJ utilizes interest rate swaps to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swaps to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies. DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debts” business.

DBJ adopted the Japanese accounting standards for hedge accounting to interest rate swaps and foreign currency swaps as described below:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items            : Bonds and Notes, Borrowings

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items            : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations of the hedged assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

Concerning derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and constantly monitors the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. Also, concerning credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

(f) Supplementary explanation on Market Value of Derivatives

It should be noted that ‘Contract Value’ represents nominal contract value or notional principal amount used in determining the value of receipts or payments of interest, but this does not necessarily reflect the risks of derivative transaction themselves.

2. Information on Market Value of Derivatives

The market values of derivatives at March 31, 2005 and 2004 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2005	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,163,000	¥1,163,000	¥10,837	¥10,837
Receive Float/ Pay Fixed	1,163,000	1,163,000	(17,294)	(17,294)

	¥2,326,000	¥2,326,000	¥(6,456)	¥(6,456)

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2004	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥571,000	¥571,000	¥(5,409)	¥(5,409)
Receive Float/ Pay Fixed	571,000	571,000	(1,130)	(1,130)

	¥1,142,000	¥1,142,000	¥(6,540)	¥(6,540)

	Thousands of U.S. dollars
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2005	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	$10,829,686	$10,829,686	$100,921	$100,921
Receive Float/ Pay Fixed	10,829,686	10,829,686	(161,042)	(161,042)

	$21,659,372	$21,659,372	$(60,121)	$(60,121)

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

There is no currency-related derivative transactions whose unrealized gains and losses are recognized currently in income.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

	Millions of yen
	Contract Value				Market Value	Unrealized Gain (Loss)
March 31, 2005	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		¥1,853,901		¥—	¥274	¥274
Bought		1,837,501		—	(162)	(162)

	¥		¥		¥112	¥112

	Millions of yen
	Contract Value				Market Value	Unrealized Gain (Loss)
March 31, 2004	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		¥2,129,857		¥2,129,857	¥456	¥456
Bought		2,113,457		2,113,457	51	51

	¥		¥		¥507	¥507

	Thousands of U.S. dollars
	Contract Value				Market Value	Unrealized Gain (Loss)
March 31, 2005	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		$17,263,263		$—	$2,558	$2,558
Bought		17,110,548		—	(1,510)	(1,510)

	$		$		$1,048	$1,048

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

26. Market Value of Securities and Money Held in Trust

Market value of Securities and Money held in Trust as of March 31, 2005 and 2004 are summarized below. The information about investments in subsidiaries and affiliates with market value is reported in the notes to non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

Millions of yen
Unrealized Gain (Loss)
March 31, 2005	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	48,000	48,609	609	609	—
Others	—	—	—	—	—

	¥48,000	¥48,609	¥609	¥609	¥—

Millions of yen
Unrealized Gain (Loss)
March 31, 2004	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	60,100	61,018	918	938	(19)
Others	—	—	—	—	—

	¥60,100	¥61,018	¥918	¥938	¥(19)

Thousands of U.S. dollars
Unrealized Gain (Loss)
March 31,2005	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	$—	$—	$—	$—	$—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	446,968	452,643	5,675	5,675	—
Others	—	—	—	—	—

	$446,968	$452,643	$5,675	$5,675	$—

Notes:	Market value is based on the closing price at the fiscal year end.

(c) Available-for-sale Securities with market values

	Millions of yen
March 31, 2005	Acquisition Cost	Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	¥175	¥579	¥403	¥403	¥—
Bonds	161,991	162,927	935	946	(11)
Japanese Government Bonds	151,991	152,925	933	944	(11)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,002	2	2	—
Others	—	—	—	—	—

	¥162,167	¥163,506	¥1,339	¥1,350	¥(11)

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2004			Net	Gain	(Loss)
Equities	¥—	¥—	¥—	¥—	¥—
Bonds	181,420	181,498	78	99	(20)
Japanese Government Bonds	171,420	171,488	67	88	(20)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,010	10	10	—
Others	—	—	—	—	—

	¥181,420	¥181,498	¥78	¥99	¥(20)

	Thousands of U.S. dollars
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2005			Net	Gain	(Loss)
Equities	$1,636	$5,398	$3,762	$3,762	$—
Bonds	1,508,442	1,517,153	8,711	8,816	(105)
Japanese Government Bonds	1,415,323	1,424,015	8,692	8,797	(105)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	93,119	93,138	19	19	—
Others	—	—	—	—	—

	$1,510,078	$1,522,551	$12,473	$12,578	$(105)

Notes:	Book value above represent the market values determined based on the closing prices at the fiscal year end.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

	Millions of yen
For the Fiscal Year ended March 31, 2005	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥4,071	¥3,798	¥—

	¥4,071	¥3,798	¥—

	Millions of yen
For the Fiscal Year ended March 31, 2004	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥235	¥—	¥16

	¥235	¥—	¥16

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2005	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	$37,912	$35,369	$—

	$37,912	$35,369	$—

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥5,163	¥9,070	$48,080
Available-for-sale Securities
Unlisted Equities	127,659	176,012	1,188,748
Unlisted Corporate Bonds	50	140	465
Others	50,460	150	469,881

	¥183,333	¥185,373	$1,707,174

(g) Change in Classification of Securities

For the fiscal year ended March 31, 2004, DBJ has changed the classification of the securities amounted to ¥140 million ($1,325 thousand) from “Held-to-maturity Debt Securities” to “Available-for-sale Securities” due to the deteriorating credit quality of the issuers. There are no impacts on the consolidated financial statements due to this change of classification.

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity-Debt Securities

	Millions of yen
	Maturity
March 31, 2005	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥80,760	¥81,156	¥54,221	¥—
Japanese Government Bonds	50,239	51,094	51,591	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	30,521	30,062	2,630	—
Others	—	—	—	—

	¥80,760	¥81,156	¥54,221	¥—

	Millions of yen
	Maturity
March 31, 2004	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥179,968	¥70,340	¥500	¥—
Japanese Government Bonds	161,317	10,171	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	18,651	60,169	500	—
Others	150	—	—	—

	¥180,118	¥70,340	¥500	¥—

	Thousands of U.S. dollars
	Maturity
March 31, 2005	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$752,030	$755,720	$504,898	$—
Japanese Government Bonds	467,823	475,784	480,408	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	284,207	279,936	24,490	—
Others	—	—	—	—

	$752,030	$755,720	$504,898	$—

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held to maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is summarized below:

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2005			Net	Gain	(Loss)
Other Money Held in Trust	¥5,061	¥4,136	¥—	¥—	¥—

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2004			Net	Gain	(Loss)
Other Money Held in Trust	¥4,910	¥4,893	¥—	¥—	¥—

	Thousands of U.S. dollars
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2005			Net	Gain	(Loss)
Other Money Held in Trust	$47,131	$38,521	$—	$—	$—

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Net Unrealized Gain
Available-for-sale Securities	¥7,355	¥18,956	$68,490
Other Money Held in Trust	—	—	—
Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	(297)	—	(2,769)

	¥7,057	¥18,956	$65,721

Amount corresponding to Minority Interests	(142)	—	(1,329)

Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥6,915	¥18,956	$64,392

Notes:	1. As of March 31, 2004, net unrealized gain on ‘Interests in Limited Partnerships’ reflected in “Other Assets”, which amounts to ¥18,878 million, is included in the “Net Unrealized Gain on Available-for-sale Securities, Net of Taxes” noted above.
2. Net unrealized gain included foreign currency translation adjustments on non-marketable securities denominated in foreign currency.

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan as of March 31, 2005 and 2004, and the related non-consolidated statements of operations and equity for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Development Bank of Japan as of March 31, 2005 and 2004, and the non-consolidated results of their operations for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ CHUOAOYAMA PRICEWATERHOUSECOOPERS

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 24, 2005

Please note that the original of this report has been separately kept by the bank.

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Assets
Cash and Due from banks	¥18,189	¥19,298	$169,380
Reverse Repurchase Agreements	107,999	77,166	1,005,672
Money Held in Trust	4,136	4,893	38,521
Securities (Notes 3 and 10)	391,172	426,981	3,642,545
Loans (Note 4)	13,860,747	14,785,724	129,069,259
Other Assets (Note 5)	245,396	304,750	2,285,094
Premises and Equipment (Note 6)	37,601	38,081	350,141
Deferred Charges on Bonds and Notes	2,594	2,249	24,159
Customers’ Liabilities for Acceptances and Guarantees	98,757	76,812	919,611
Allowance for Loan Losses (Note 7)	(280,284)	(395,881)	(2,609,967)
Allowance for Investment Losses	(20,508)	(13,903)	(190,968)

Total Assets	¥14,465,803	¥15,326,174	$134,703,447

	Millions of yen		Thousands of U.S. dollars
	2005	2004	2005
Liabilities and Equity
Liabilities
Bonds and Notes	¥1,994,801	¥1,780,606	$18,575,297
Borrowings	10,214,800	11,403,450	95,118,726
Other Liabilities (Note 8)	248,497	277,826	2,313,969
Allowance for Bonus Payments	1,651	1,659	15,378
Allowance for Employee Retirement Benefits	32,218	32,172	300,014
Acceptances and Guarantees (Note 9)	98,757	76,812	919,611

Total Liabilities	¥12,590,725	¥13,572,527	$117,242,995

Equity
Capital	¥1,215,461	¥1,194,286	$11,318,195
Retained Earnings (Note 11)	652,953	540,403	6,080,212
Statutory Reserve	1,027,021	1,000,908	9,563,477
Accumulated Deficit	(374,067)	(460,504)	(3,483,265)
Net Unrealized Gain on Available-for-sale Securities	6,662	18,956	62,045

Total Equity	¥1,875,077	¥1,753,646	$17,460,452

Total Liabilities and Equity	¥14,465,803	¥15,326,174	$134,703,447

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2005	2004	2005
Revenues
Interest Income	¥426,264	¥485,098	$3,969,314
Interest on Loans	424,615	483,195	3,953,959
Interest and Dividends on Securities	1,642	1,890	15,298
Interest on Reverse Repurchase Agreements	5	12	48
Interest on Due from banks	0	0	8
Other Interest Income	0	0	1
Fees and Commissions (Note 12)	2,211	2,757	20,594
Other Operating Income (Note 13)	4	—	44
Other Ordinary Income (Note 14)	54,152	38,768	504,264
Collection of Written-off Claims	1,864	2,048	17,365
Gains on Sales of Premises and Equipment	14	217	137

Total Revenues	¥484,513	¥528,890	$4,511,718

Expenses
Interest Expenses	¥317,814	¥373,924	$2,959,442
Interest on Bonds and Notes	31,466	31,615	293,009
Interest on Borrowings	271,583	329,073	2,528,943
Interest on Swaps (net)	14,764	13,234	137,483
Other Interest Expenses	0	1	7
Fees and Commissions (Note 15)	57	21	533
Other Operating Expenses (Note 16)	2,737	2,466	25,493
General and Administrative Expenses	26,905	26,766	250,539
Other Ordinary Expenses (Note 17)	24,413	11,482	227,333
Losses on Sales of Premises and Equipment	35	242	329

Total Expenses	¥371,963	¥414,904	$3,463,669

Net Earnings (Loss)	¥112,550	¥113,986	$1,048,049

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2004	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2003	¥1,182,286	¥982,478	¥(556,061)	¥264	¥1,608,968

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	—	18,692	18,692
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	18,429	(18,429)	—	—
Capital Contribution from the Japanese Government	12,000	—	—	—	12,000
Net Earnings	—	—	113,986	—	113,986

Balance at March 31, 2004	¥1,194,286	¥1,000,908	¥(460,504)	¥18,956	¥1,753,646

Appropriations: (Note 11)
Provision for Statutory Reserve	—	26,113	(26,113)	—	—

Total	¥—	¥26,113	¥(26,113)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(486,617)	¥—	¥—

	Millions of yen
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2004	¥1,194,286	¥1,000,908	¥(460,504)	¥18,956	¥1,753,646

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	—	(12,293)	(12,293)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	26,113	(26,113)	—	—
Capital Contribution from the Japanese Government	21,175	—	—	—	21,175
Net Earnings	—	—	112,550	—	112,550

Balance at March 31, 2005	¥1,215,461	¥1,027,021	¥(374,067)	¥6,662	¥1,875,077

Appropriations: (Note 11)
Provision for Statutory Reserve	—	41,896	(41,896)	—	—
Payment to National Treasury	—		(10,636)

Total	¥—	¥41,896	¥(52,533)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(426,600)	¥—	¥—

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2004	$11,121,017	$9,320,311	$(4,288,148)	$176,524	$16,329,704

Net Change in Unrealized Loss on Available-for-sale Securities	—	—	—	(114,479)	(114,479)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	243,166	(243,166)	—	—
Capital Contribution from the Japanese Government	197,178	—	—	—	197,178
Net Earnings	—	—	1,048,049	—	1,048,049

Balance at March 31, 2005	$11,318,195	$9,563,477	$(3,483,265)	$62,045	$17,460,452

			.
Appropriations: (Note 11)
Provision for Statutory Reserve	—	390,136	(390,136)	—	—
Payment to National Treasury	—	—	(99,044)

Total	$—	$390,136	$(489,180)	$—	$—

Unappropriated Accumulated Deficit	$—	$—	$(3,972,446)	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million Yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥107.39=$1.00, the effective exchange rate prevailing as of March 31, 2005, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity Debt Securities are stated at amortized cost, on a straight-line basis, computed using the moving-average method. Investments in subsidiaries are stated at cost computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Investments in the limited partnerships and other similar partnerships are accounted for at net amounts of underlying interests among their net earnings based on their financial statements.

Unrealized gains and losses on Available-for-sale Securities are included in Equity.

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items : Bonds and Notes, Borrowings

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Premises and Equipment

(i) Depreciation

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

    Buildings:   22 years to 50 years

    Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal years beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

DBJ has not yet applied this new standard nor has determined the effect of applying it on the non-consolidated financial statements.

(e) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

(f) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(g) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by Credit Risk Management Department, which is independent from the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed un-collectible, have been written-off, and totaled ¥104,845 million ($976,305 thousand) and ¥55,184 million for the year ended March 31, 2005 and 2004, respectively.

(h) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable debt securities.

(i) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(j) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(k) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment transfers to the lessee, in which case the equipment is capitalized.

(l) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes.

(n) Change in Presentation on Non-consolidated Balance Sheets

In the previous years, equity interests in limited liability partnerships (LLPs), and those in voluntary partnership under the Civil Code and silent partnership under the Commercial Code characteristics of which are similar to those of LLPs had been included in “Other assets”. However, from this fiscal year, these are included in “Securities” as they are defined as securities under the Securities and Exchange Law by the “Partial Revision of Securities and Exchange Law” (Law No.97 dated June 9, 2004). As a result of this change, “Other assets” decreased by ¥45,759 million ($426,109 thousand) and “Securities” increased by the same amount compared to previous year.

3. Securities

Securities as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Japanese Government Bonds	¥152,925	¥171,488	$1,424,015
Corporate Bonds	60,816	79,320	566,315
Equities	131,670	176,021	1,226,100
Other securities	45,760	150	426,115

	¥391,172	¥426,981	$3,642,545

Notes:	Investments in subsidiaries included in “Equities” as of March 31, 2005 and 2004 are ¥7,610 million ($70,863 thousand) and ¥10 million, respectively.

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Loans to Bankrupt Debtors	¥25,762	¥23,705	$239,901
Delinquent Loans	233,765	271,472	2,176,794
Loans Past Due Three Months or More	466	270	4,341
Restructured Loans	138,629	193,210	1,290,896

	¥398,624	¥488,658	$3,711,932

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2005 and 2004 are ¥70,556 million ($657,014 thousand), including ¥41,328 million ($384,841 thousand) being financed within one year and ¥90,985 million, including ¥49,517 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Prepaid Expenses	¥92	¥54	$860
Accrued Income	59,168	67,967	550,970
Derivatives	5,565	923	51,826
Deferred Hedge Losses	171,801	183,922	1,599,795
Others	8,767	51,881	81,643

	¥245,396	¥304,750	$2,285,094

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥8,870 million ($82,598 thousand) and ¥180,672 million ($1,682,393 thousand) as of March 31, 2005, respectively. The corresponding amounts as of March 31, 2004 are ¥3,704 million and ¥187,627 million, respectively.

6. Premises and Equipment

Premises and Equipment as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Tangible Fixed Assets
Land	¥20,395	¥20,424	$189,923
Buildings	34,459	34,168	320,878
Equipment	1,995	2,018	18,584
Construction in Progress	—	141	—

	¥56,850	¥56,753	$529,385
Less- Accumulated Depreciation	(19,634)	(19,057)	(182,830)

Net Book Value	¥37,216	¥37,695	$346,555

Intangible Assets
Guarantee Deposits	¥383	¥384	$3,575
Others	17	18	161

	¥401	¥402	$3,736
Less - Accumulated Amortization	(16)	(15)	(150)

Net Book Value	¥385	¥386	$3,586

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
General Allowance for Loan Losses	¥149,284	¥249,415	$1,390,119
Specific Allowance for Loan Losses	130,999	146,465	1,219,848

	¥280,284	¥395,881	$2,609,967

8. Other Liabilities

Other Liabilities as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Accrued Expenses	¥36,654	¥49,963	$341,325
Unearned Income	18,692	31,714	174,063
Deposits from Employees	124	153	1,161
Derivatives	181,951	187,127	1,694,308
Others	11,073	8,867	103,112

	¥248,497	¥277,826	$2,313,969

9. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Guarantees	¥98,757	¥76,812	$919,611

	¥98,757	¥76,812	$919,611

10. Assets Pledged as Collateral

Securities collateralized in Real Time Gross Settlement for bank deposit at Bank of Japan are ¥122,928 million ($1,144,688 thousand) as of March 31, 2005 and ¥121,693 million as of March 31, 2004, respectively..

11. Retained Earnings

A portion of net earnings calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law. Unappropriated Accumulated deficit, losses carried forward to the following fiscal years, are the amounts which are not appropriated under the DBJ Law for each fiscal year.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Commissions	¥2,211	¥2,757	$20,594

	¥2,211	¥2,757	$20,594

13. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Foreign Exchange Gains	¥4	¥—	$44

	¥4	¥—	$44

14. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Reversal of Allowance for Loan Losses	¥50,998	¥37,787	$474,889
Gains on Sales of Equities and Other Securities	257	31	2,396
Gains on Money Held in Trust	110	149	1,027
Others	2,786	801	25,952

	¥54,152	¥38,768	$504,264

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Wire Transfer Service Charges	¥5	¥5	$49
Commissions	51	15	484

	¥57	¥21	$533

16. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Foreign Exchange Losses	¥—	¥1	$—
Bonds and Notes Issuance Costs	881	1,201	8,211
Losses on derivative instruments	1,536	871	14,304
Others	319	392	2,978

	¥2,737	¥2,466	$25,493

17. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2005 and 2004 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2005	2004	2005
Provision for Investment Losses	¥6,620	¥4,075	$61,646
Write-off of Loans	14,268	3,836	132,869
Losses on Sales of Equities and Other Securities	7	16	74
Write-off of Equities	92	589	863
Losses on Money Held in Trust	957	1	8,913
Others	2,466	2,963	22,968

	¥24,413	¥11,482	$227,333

18. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen
	2005			2004
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥931	¥226	¥1,158	¥761	¥204	¥965
Less- Accumulated Depreciation Equivalents	(428)	(95)	(524)	(367)	(51)	(418)

Book Value Equivalents	¥503	¥130	¥634	¥393	¥153	¥547

	Thousands of U.S. dollars
	2005
March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$8,678	$2,110	$10,788
Less- Accumulated Depreciation Equivalents	(3,987)	(893)	(4,880)

Book Value Equivalents	$4,691	$1,217	$5,908

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
March 31	2005	2004	2005
Due in One Year or Less	¥242	¥216	$2,254
Due after One Year	409	335	3,809

	¥651	¥552	$6,063

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31,2005 amount to ¥312 million ($2,907 thousand), ¥270 million ($2,515 thousand) and ¥53 million ($500 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2004 are ¥239 million, ¥231 million and ¥7 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expenses are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2005 and 2004.

19. Market Value of Securities

Market value of Securities, excluding investments in subsidiaries and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiaries with market value as of March 31, 2005 and 2004.